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                                                                      Exhibit 11


                        STERLING BANCORP AND SUBSIDIARIES
                 Statement Re: Computation of Per Share Earnings


                                                         Three Months Ended                 Six Months Ended
                                                             June 30,                          June 30,
                                                   ---------------------------       ---------------------------
                                                      2000             1999             2000             1999
                                                   ----------       ----------       ----------       ----------
Net income                                         $3,998,658       $3,551,431       $7,877,217       $7,016,053
Less: preferred dividends                              20,540           16,319           41,527           32,950
                                                   ----------       ----------       ----------       ----------
NET INCOME AVAILABLE FOR COMMON SHAREHOLDERS
    AND ADJUSTED FOR DILUTED COMPUTATION           $3,978,118       $3,535,112       $7,835,690       $6,983,103
                                                   ==========       ==========       ==========       ==========



WEIGHTED AVERAGE COMMON SHARES OUTSTANDING          8,290,665        8,519,698        8,322,385       $8,552,318
Add dilutive effect of:
    Stock options                                      77,771          133,211           79,163          139,533
    Convertible preferred                             240,678          242,906          241,194          243,344
                                                   ----------       ----------       ----------       ----------
ADJUSTED FOR ASSUMED DILUTED COMPUTATION            8,609,114        8,895,815       $8,646,743       $8,935,196
                                                   ==========       ==========       ==========       ==========

BASIC EARNINGS PER SHARE                           $     0.48       $     0.42       $     0.94       $     0.82
                                                   ==========       ==========       ==========       ==========
DILUTED EARNINGS PER SHARE                         $     0.47       $     0.40       $     0.91       $     0.78
                                                   ==========       ==========       ==========       ==========


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